NEW YORK LIFE INSURANCE COMPANY
920 Main Street, Suite 2100
Kansas City, MO 64105-2008
(816) 889-4004  Fax: (816) 889-4097

FREDERICK J. GARLAND, JR., CLU, FSA, MAAA
Brokerage Actuary
July 8, 1996




Re:New York Life Insurance and Annuity Corporation
NYLIAC Corporate Sponsored Variable Universal Life Separate Account- I


Ladies and Gentlemen:

This opinion is furnished in connection with the referenced registration statement filed by New York Life Insurance and Annuity Corporation ("NYLIAC") under the Securities Act of 1933 (the "Registration Statement"). The prospectus included in the Registration Statement on Form S-6 describes flexible premium corporate sponsored variable universal life policies (the "Policies"). The forms of the Policies were prepared under my direction, and I am familiar with the Registration Statement and Exhibits thereto.

In my opinion, the illustrations of benefits under the Policies included in the section of the prospectus entitled "Appendix A: Illustrations", based on the assumptions stated in the illustrations, are consistent with the provisions of the respective forms of the Policies. The age selected in the illustrations is representative of the manner in which the Policies operate.

In addition, I have reviewed the discount rate used in calculating the present value of NYLIAC's future tax deductions resulting from the amortization of its deduction for certain acquisition costs. In my opinion, the DAC tax charge is reasonable in relation to NYLIAC's increased federal tax burden under Section 848 resulting from the receipt of premium; the targeted rate of return used in calculating such charges is reasonable; and the factors taken into account by NYLIAC in determining the targeted rate of return are appropriate.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to my name under the heading "Experts" in the prospectus.

Very truly yours,

/s/Frederick J. Garland, Jr.
----------------------------
Frederick J. Garland, Jr.
Actuary



                                        New York Life Insurance Company
NYLIFE for                              New York Life Insurance and Annuity
Corporation
Financial Products & Services           (A Delaware Corporation)
                                        NYLIFE Securities Inc.
                                        51 Madison Avenue, New York, NY
                                        10010